Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – February 21, 2019 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week fourth quarter and 52-week year ended December 30, 2018.

Fourth Quarter Highlights:

•	Net sales of $1.3 billion; an 11% increase from the same period in 2017
•	Comparable store sales growth of 2.3% and two-year comparable store sales growth of 6.9%
•	Net income of $13 million, compared to $40 million from the same period in 2017
•	Adjusted net income(1) of $24 million; compared to $21 million from the same period in 2017
•	Diluted earnings per share of $0.10; compared to $0.29 from the same period in 2017
•	Adjusted diluted earnings per share(1) of $0.19; compared to $0.16 from the same period in 2017

Fiscal Year 2018 Highlights:

•	Net sales of $5.2 billion; a 12% increase from 2017
•	Comparable store sales growth of 2.1% and two-year comparable store sales growth of 5.0%
•	Net income of $159 million; compared to $158 million in 2017
•	Adjusted net income(1) of $168 million; compared to $140 million in 2017
•	Diluted earnings per share of $1.22; compared to $1.15 in 2017
•	Adjusted diluted earnings per share(1) of $1.29; compared to $1.01 in 2017
•	Repurchased 11.1 million common shares in fiscal 2018 for a total investment of $258 million

“Sprouts delivered 12% net sales growth for the year in a competitive and evolving industry, demonstrating the strength of our differentiated model and brand,” said Brad Lukow, interim co-chief executive officer and chief financial officer of Sprouts Farmers Market. “Through our solid operating cash flows, we continue to self-fund our store unit growth and strategic initiatives and in keeping with our capital structure strategy, returned more than $250 million to our shareholders through share repurchases in 2018.”

“Our focus on health, value, selection and service continues to produce solid financial returns, supporting our ongoing expansion that allows Sprouts to reach new customers and markets, positioning us well for long-term growth,” said Jim Nielsen, interim co-chief executive officer, president and chief operating officer of Sprouts Farmers Market.  “We remain focused on building upon our strategic initiatives in people, systems and product innovation to drive continued enhancements to our experience, reinforcing Sprouts as a trusted brand for health and value.”

[1]

Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items.  See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

Reclassification of Certain Income Statement Items

In the fourth quarter of fiscal 2018, we made a voluntary change to our consolidated statements of income presentation as follows:

•	Reclassified occupancy costs and buying costs from cost of sales to selling, general and administrative expenses (“SG&A”);
•	Reclassified depreciation and amortization (exclusive of depreciation related to supply chain which continues to be included in cost of sales) to a separate financial statement line item; and
•	Combined direct stores expense (“DSE”) and store pre-opening costs with SG&A.

These reclassifications had no impact on sales, income from operations, net income or earnings per share.  We made this voluntary change in presentation because we believe that the exclusion of occupancy and buying costs from cost of sales provides a more meaningful presentation of our gross margin. The changes also enhance the comparability of our financial statements with those of many of our industry peers and align with how we internally manage and review costs and margin. These changes in presentation have been retrospectively applied to all periods presented in this earnings release. A table reflecting the effects of the reclassification is included at the end of this release. (see “Reclassification of Certain Income Statement Items”)

Fourth Quarter 2018 Financial Results

Net sales for the fourth quarter of 2018 were $1.3 billion, an 11% increase compared to the same period in 2017. Net sales growth was driven by a 2.3% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the quarter increased 11% to $421 million, resulting in a gross profit margin of 33.2%, a decrease of 15 basis points compared to the same period in 2017.  This was primarily driven by promotional activity which slightly pressured margins, as well as rising distribution and transportation costs.

SG&A for the quarter increased 11% to $353 million, or 27.8% of sales, compared to 27.9% in the same period in 2017. This improvement primarily reflects lower workers compensation expenses and a payroll tax benefit for California team members, partially offset by planned wage investments and higher occupancy and advertising costs.

Depreciation and amortization for the quarter increased 11% to $28 million, or 2.2% of sales, flat compared to the same period in 2017. Store closure and other costs for the quarter increased to $12 million compared to $0.1 million in the same period in 2017, related to noncash charges of $8 million associated with the closure of two stores, as well as one-time severance costs of $4 million associated with the resignation of our former Chief Executive Officer (“CEO”).

Net income for the quarter was $13 million and diluted earnings per share was $0.10, compared with $40 million and $0.29, respectively, in 2017.  Adjusted net income was $24 million, a 16% increase compared to the same period in 2017, and adjusted diluted earnings per share was $0.19, an increase of $0.03 or 19%, as compared to the same period in 2017. The increase in adjusted earnings per share was driven by higher sales, a lower effective tax rate, excluding special items, of 26.3% compared to 33.5% in the same period last year, and fewer shares outstanding due to our repurchase program. (see “Non-GAAP Financial Measures”)

Fiscal Year 2018 Financial Results

Net sales for the fiscal year 2018 were $5.2 billion, a 12% increase compared to 2017.  Net sales growth was driven by a 2.1% increase in comparable store sales and strong performance in new stores opened.

Gross profit for the year increased 12% to $1.7 billion, resulting in a gross profit margin of 33.6%, flat compared to 2017. This primarily reflects the benefit of our strategic initiatives and merchandising strategies offsetting the promotional environment.

SG&A for the year increased 13% to $1.4 billion, or 27.0% of sales, compared to 26.7% in 2017.  This deleverage primarily reflects our planned investments in team member wages and benefits, as well as increased occupancy and advertising costs.

Depreciation and amortization for the year increased 15% to $108 million, or 2.1% of sales, compared to 2.0% in 2017.  This primarily reflects higher square footage and capitalized costs associated with recent new store vintages. Store closure and other costs for the year increased to $12 million compared to $1 million in 2017, related to noncash charges of $8 million associated with the closure of two stores, as well as one-time severance costs of $4 million associated with the resignation of our former CEO.

Net income for the year was $159 million and diluted earnings per share was $1.22, compared with $158 million and $1.15 respectively, in 2017. Adjusted net income was $168 million, a 20% increase compared to 2017 and adjusted diluted earnings per share was $1.29, an increase of $0.28 or 28%, as compared to 2017. The increase in adjusted earnings per share was driven by higher sales and margins, a lower effective tax rate, excluding special items, of 19.2% compared to 32.0% in 2017, and fewer shares outstanding due to our repurchase program. (see “Non-GAAP Financial Measures”)

Growth and Development

During the fourth quarter of 2018, we opened 2 new stores, one each in Florida and Nevada. For fiscal 2018, we opened 30 new stores and closed two stores which resulted in a total of 313 stores in 19 states as of December 30, 2018.

Leverage and Liquidity

We generated cash from operations of $294 million in fiscal 2018 and invested $154 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 11.1 million shares of common stock for a total investment of $258 million in fiscal 2018. We ended the year with a $453 million balance on our revolving credit facility, $27 million of letters of credit outstanding under the facility, $2 million in cash and cash equivalents, and $218 million available under our current share repurchase authorization.  Subsequent to the end of the year and through February 18, 2019, we have repurchased 850 thousand shares of common stock for a total investment of $20 million.

2019 Outlook

The following provides information on our guidance for 2019:

Full-Year 2019 Current Guidance
Net sales growth	9% to 10.5%
Unit growth	Approximately 28 stores
Comparable store sales growth	1.5% to 3.0%
Diluted earnings per share[2]	$1.16 to $1.24
Effective tax rate	Approximately 26%
Capital expenditures	$170M to $175M
(net of landlord reimbursements)

Footnotes

2   We expect adoption of the new lease accounting standards will result in net incremental noncash rent expense of approximately $7 million pre-tax (or approximately $0.04 decrease in diluted earnings per share) for 2019.

Fourth Quarter 2018 Conference Call

We will hold a conference call at 8 a.m. Mountain Standard Time (10 a.m. Eastern Standard Time) on Thursday, February 21, 2019, during which Sprouts executives will further discuss our fourth quarter and fiscal year 2018 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130

•	Conference ID: 1398294

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 1398294.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; the company’s ability to manage its transition to a new CEO; accounting standard changes including the new lease accounting guidance; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 30,000 team members and operates in more than 300 stores in 19 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-two Weeks Ended	Fifty-two Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net sales	$1,269,338	$1,143,933	$5,207,336	$4,664,612
Cost of sales	848,369	762,816	3,459,861	3,097,582
Gross profit	420,969	381,117	1,747,475	1,567,030
Selling, general and administrative expenses	352,672	318,686	1,404,443	1,245,640
Depreciation and amortization (exclusive of depreciation included in cost of sales)	27,966	25,213	108,045	94,194
Store closure and other costs	11,579	134	12,076	1,126
Income from operations	28,752	37,084	222,911	226,070
Interest expense, net	(7,420)	(5,730)	(27,435)	(21,177)
Other income	-	237	320	625
Income before income taxes	21,332	31,591	195,796	205,518
Income tax (provision) benefit	(8,629)	8,108	(37,260)	(47,078)
Net income	$12,703	$39,699	$158,536	$158,440
Net income per share:
Basic	$0.10	$0.30	$1.23	$1.17
Diluted	$0.10	$0.29	$1.22	$1.15
Weighted average shares outstanding:
Basic	126,574	132,408	128,827	135,169
Diluted	127,398	134,795	129,776	137,884

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$1,588	$19,479
Accounts receivable, net	40,564	25,893
Inventories	264,366	229,542
Prepaid expenses and other current assets	27,323	24,593
Total current assets	333,841	299,507
Property and equipment, net of accumulated depreciation	766,429	713,031
Intangible assets, net of accumulated amortization	194,803	196,205
Goodwill	368,078	368,078
Other assets	12,463	4,782
Total assets	$1,675,614	$1,581,603
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$253,969	$244,853
Accrued salaries and benefits	48,603	45,623
Current portion of capital and financing lease obligations	7,428	9,238
Total current liabilities	310,000	299,714
Long-term capital and financing lease obligations	119,642	125,489
Long-term debt	453,000	348,000
Other long-term liabilities	153,377	130,640
Deferred income tax liability	50,399	27,066
Total liabilities	1,086,418	930,909
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 124,975,691 shares issued and outstanding, December 30, 2018; 132,823,981 shares issued and outstanding, December 31, 2017	124	132
Additional paid-in capital	657,140	620,788
Accumulated other comprehensive income (loss)	1,134	(784)
(Accumulated deficit) retained earnings	(69,202)	30,558
Total stockholders' equity	589,196	650,694
Total liabilities and stockholders' equity	$1,675,614	$1,581,603

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fifty-two Weeks Ended	Fifty-two Weeks Ended
	December 30, 2018	December 31, 2017
Cash flows from operating activities
Net income	$158,536	$158,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	110,749	96,987
Amortization of financing fees and debt issuance costs	799	463
Loss on disposal of property and equipment	683	1,623
Store closure and other costs	4,115	—
Share-based compensation	14,512	14,221
Deferred income taxes	23,333	7,803
Changes in operating assets and liabilities:
Accounts receivable	(7,666)	(4,920)
Inventories	(34,824)	(25,079)
Prepaid expenses and other current assets	(2,908)	(2,733)
Other assets	(5,086)	(114)
Accounts payable and other accrued liabilities	4,366	39,244
Accrued salaries and benefits	3,039	12,764
Other long-term liabilities	24,731	10,868
Cash flows from operating activities	294,379	309,567
Cash flows used in investing activities
Purchases of property and equipment	(177,083)	(198,624)
Proceeds from sale of property and equipment	1	30
Cash flows used in investing activities	(177,082)	(198,594)
Cash flows used in financing activities
Proceeds from revolving credit facilities	233,000	153,000
Payments on revolving credit facilities	(128,000)	(60,000)
Payments on capital and financing lease obligations	(4,517)	(4,192)
Payments of deferred financing costs	(2,131)	—
Cash from landlords related to capital and financing lease obligations	3,643	1,325
Repurchase of common stock	(258,307)	(203,392)
Proceeds from exercise of stock options	21,843	9,300
Other	(59)	—
Cash flows used in financing activities	(134,528)	(103,959)
(Decrease) increase in cash, cash equivalents, and restricted cash	(17,231)	7,014
Cash, cash equivalents, and restricted cash at beginning of the period	19,479	12,465
Cash, cash equivalents, and restricted cash at the end of the period	$2,248	$19,479

Reclassification of Certain Income Statement Items

In the fourth quarter of fiscal 2018, we made a voluntary change to our consolidated statements of income presentation as follows:

•	Reclassified occupancy costs and buying costs from cost of sales to selling, general and administrative expenses (“SG&A”);
•	Reclassified depreciation and amortization (exclusive of depreciation related to supply chain which continues to be included in cost of sales) to a separate financial statement line item; and
•	Combined direct stores expense (“DSE”) and store pre-opening costs with SG&A.

These reclassifications had no impact on sales, income from operations, net income or earnings per share.  We made this voluntary change in presentation because we believe that the exclusion of occupancy and buying costs from cost of sales provides a more meaningful presentation of our gross margin. The changes also enhance the comparability of our financial statements with those of many of our industry peers and align with how we internally manage and review costs and margin. The following table shows these changes in presentation that have been retrospectively applied to all periods presented in this earnings release.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS)

		Thirty-nine Weeks Ended September 30, 2018	Thirteen Weeks Ended September 30, 2018	Thirteen Weeks Ended July 1, 2018	Thirteen Weeks Ended April 1, 2018
As previously reported
Cost of sales, buying and occupancy		$2,788,167	$946,742	$941,281	$900,144
Gross profit		1,149,831	382,367	380,412	387,052
Gross profit margin		29.2%	28.8%	28.8%	30.1%
Direct store expenses		816,933	281,365	272,973	262,595
Selling, general and administrative expenses		128,828	43,944	43,437	41,447
Store pre-opening costs		9,414	3,819	2,275	3,320
Depreciation and amortization		—	—	—	—

As revised
Cost of sales		$2,611,492	$885,693	$883,212	$842,587
Gross profit		1,326,506	443,416	438,481	444,609
Gross profit margin		33.7%	33.4%	33.2%	34.5%
Direct store expenses		—	—	—	—
Selling, general and administrative expenses		1,051,771	362,584	350,413	338,774
Store pre-opening costs		—	—	—	—
Depreciation and amortization (1)		80,079	27,593	26,341	26,145

	Fifty-two Weeks Ended December 31, 2017	Thirteen Weeks Ended December 31, 2017	Thirteen Weeks Ended October 1, 2017	Thirteen Weeks Ended July 2, 2017	Thirteen Weeks Ended April 2, 2017
As previously reported
Cost of sales, buying and occupancy	$3,314,487	$819,489	$859,650	$841,989	$793,359
Gross profit	1,350,125	324,444	346,409	341,986	337,286
Gross profit margin	28.9%	28.4%	28.7%	28.9%	29.8%
Direct store expenses	962,894	247,558	250,191	236,087	229,058
Selling, general and administrative expenses	148,408	38,096	39,955	38,189	32,168
Store pre-opening costs	11,627	1,572	2,456	4,141	3,458
Depreciation and amortization	—	—	—	—	—

As revised
Cost of sales	$3,097,582	$762,816	$803,695	$789,023	$742,048
Gross profit	1,567,030	381,117	402,364	394,952	388,597
Gross profit margin	33.6%	33.3%	33.4%	33.4%	34.4%
Direct store expenses	—	—	—	—	—
Selling, general and administrative expenses	1,245,640	318,686	324,443	308,479	294,032
Store pre-opening costs	—	—	—	—	—
Depreciation and amortization (1)	94,194	25,213	24,114	22,904	21,963

(1) Exclusive of depreciation included in cost of sales

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA and adjusted EBITDA to net income for the thirteen and fifty-two weeks ended December 30, 2018 and December 31, 2017 and a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the thirteen and fifty-two weeks ended December 30, 2018 and December 31, 2017:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-two Weeks Ended	Fifty-two Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Net income	$12,703	$39,699	$158,536	$158,440
Income tax provision (benefit) (1)	8,629	(8,108)	37,260	47,078
Interest expense, net	7,420	5,729	27,435	21,176
Earnings before interest and taxes (EBIT)	28,752	37,320	223,231	226,694
Depreciation, amortization and accretion	28,571	25,944	110,749	96,987
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$57,323	$63,264	$333,980	$323,681
Special Items:
Executive compensation (2)	$3,618	$—	$3,618	$—
Store closures (3)	7,961	—	7,961	—
Total Special Items - pre-tax	11,579	—	11,579	—
Adjusted EBITDA	$68,902	$63,264	$345,559	$323,681

Net income	$12,703	$39,699	$158,536	$158,440
Special Items:
Executive compensation, net of tax (2)	5,652	—	5,652	—
Store closures, net of tax (3)	5,921	—	5,921	—
Adjusted Net income before one-time tax benefits	$24,276	$39,699	$170,109	$158,440
Income tax benefit related to Tax Act and other one-time tax benefits (4)	—	(18,692)	(2,573)	(18,692)
Adjusted Net income	$24,276	$21,007	$167,536	$139,748

Diluted earnings per share	$0.10	$0.29	$1.22	$1.15
Adjusted diluted earnings per share	$0.19	$0.16	$1.29	$1.01

Diluted weighted average shares outstanding	127,398	134,795	129,776	137,884

(1)

Income tax provision (benefit) includes approximately $12 million (or $0.10 per diluted share) during the fifty-two weeks ended December 30, 2018 and $10 million (or $0.07 per diluted share) during the fifty-two weeks ended December 31, 2017, in excess federal and state tax benefits for share-based compensation primarily associated with the exercise of expiring pre-IPO options.

(2)

During the thirteen and fifty-two weeks ended December 30, 2018, the company recorded one-time pre-tax compensation charges of $4 million associated with the resignation of the former CEO. The after-tax impact includes incremental tax expense associated with certain nondeductible executive compensation costs.

(3)

During the thirteen and fifty-two weeks ended December 30, 2018, in connection with the closure of two stores, the company recorded one-time non-cash pre-tax charges of $8 million primarily related to the estimated fair value of the lease termination obligations and asset impairments. After-tax impact includes the tax benefit on the pre-tax charge.

(4)

During the fifty-two weeks ended December 30, 2018, the company adopted a tax calculation method change for the accelerated deduction of certain items, resulting in a discrete tax benefit of $3 million. During the thirteen and fifty-two weeks ended December 31, 2017, the company recorded a one-time benefit associated with the adoption of the 2017 Tax Cuts and Jobs Act.

###

Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

2/21/19